                    Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00651) pertaining to the IT Corporation Retirement Plan of our report dated June 13, 2000, with respect to the financial statements and schedules of the IT Corporation Retirement Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1999.

/s/ Ernst & Young LLP Ernst & Young LLP

Pittsburgh, Pennsylvania